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Daisytek International Corporation
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              Daisytek Reports Record Second Quarter Results


     For Immediate Release
     Contact:  Mark C. Layton                        Michael Ares
               President, Chief Operating            Edelman Financial
               Officer and Chief Financial Officer   (214) 520-3555
               Daisytek International Corporation    mares@dal.edelman.com
               (972) 881-4700
               mlayton@daisytek.com

               or Thomas J. Madden
               Vice President, Finance
               Daisytek International Corporation
               (972) 881-4700
               tmadden@daisytek.com


          Dallas, Texas (October 23, 1996) - Daisytek International Corporation (NASDAQ: DZTK) today reported record second quarter results for its quarter ended September 30, 1996.

          Net sales for the second quarter of fiscal 1997 increased 31.0% to $138.1 million, as compared to $105.4 million for the same period of fiscal 1996. Net income for the second quarter of fiscal year 1997 was $3.0 million. Earnings per share for the second quarter of fiscal 1997 were $0.43, an increase of approximately 26% versus the prior year, as adjusted to exclude the impact of certain one-time inventory purchase actions. Last year's second quarter results were enhanced by approximately $0.05 per share resulting from these one-time inventory purchase actions which positively impacted the Company's second and third quarters of fiscal year 1996.

          Net sales for the six months ended September 30, 1996 increased 30.7% to $275.0 million, as compared to $210.4 million for the same period of fiscal 1996. Net income for the first six months of fiscal year 1997 increased to $6.0 million. Earnings per share for the first six months of fiscal 1997 were $0.87, an increase of approximately 28% versus the prior year, as adjusted to exclude the impact of the one-time inventory purchase actions.

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Daisytek International Corporation
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          Mark C. Layton, President, Chief Operating Officer and Chief
     Financial Officer of Daisytek stated, "Our second quarter ended September 30, 1996 was very successful. Revenue and profit growth continues to be solid as we continue to earn an increasing market share in our industry. Our retail superstore business growth was strong compared to last year, but slower than our aggressive plan for this area. This shortfall versus our plan was more than offset by overages in other business divisions. Growth continues to come from the larger industry players who are drawn to our ability to partner with them to help make their computer supplies business more successful. Our vast product range, distribution capabilities and call center features continue to provide us competitive advantages. Additionally, improved productivity and efficiency in our operations have reduced our SG&A costs as a percentage of net sales for the quarter, combating continuing declines in our gross profit margin percentage."

          Layton added, "Our four primary growth strategies continue to prove successful. These consist of 1) continued focus on the rapidly expanding computer and office automation consumables industry, 2) the use of technology to drive efficiency and customer service, 3) international expansion, and 4) promotion of our distribution and telemarketing expertise as products in themselves. Daisytek's Priority Fulfillment Services subsidiary, our business unit which offers third party logistics outsourcing, continues to present exciting opportunities for the future. Additionally, the addition of Lasercharge Australia to the Daisytek family marks our first step into expanding into the promising Pacific Rim computer and office automation supplies market."

          Daisytek is a leading wholesale distributor of computer and office automation supplies and accessories, serving approximately 20,000 customer locations in North America and overseas. Through its strategic alliance with Federal Express, Daisytek distributes in excess of 6,000 products from more than 145 manufacturers via next business day delivery throughout North America. Leading manufacturers Daisytek represents include Hewlett-Packard, Kodak, Okidata, Lexmark, IBM, 3M, Apple, Xerox, Sony, Panasonic, Canon, Epson and Digital Equipment Corporation. You can find more information about Daisytek at http://www.daisytek.com.


                      - financial statements follow -

     The matters discussed in this press release, and, in particular, information regarding future revenues and business growth, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995, and are subject to and involve risks and uncertainties which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, general economic conditions, industry trends, integration of business units, the dependence upon and/or loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, risk of international operations including exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign). A complete description of these factors, as well as other factors which could affect the Company's business, is set forth in the Company's Prospectus dated January 24, 1996, and the Company's 10-K for the fiscal year ended March 31, 1996.

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Daisytek International Corporation
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            Daisytek International Corporation and Subsidiaries

          Interim Unaudited Consolidated Statements of Operations
                   (In Thousands, Except Per Share Data)

                                 Three Months Ended                Six Months Ended
                                    September 30,                    September 30,
                         -------------------------------   --------------------------------
                           1996         1995     %Change     1996        1995       %Change
                         ---------   ---------   -------   ---------   ---------    -------


NET SALES                $ 138,148   $ 105,421    31.0%    $ 275,042   $ 210,387     30.7%

COST OF SALES              124,559      94,086    32.4%      247,783     188,418     31.5%
                         ---------   ---------    ----     ---------   ---------     ----
    Gross profit            13,589      11,335    19.9%       27,259      21,969     24.1%

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES    8,397       6,685    25.6%       16,703      13,280     25.8%
                         ---------   ---------    ----     ---------   ---------     ----
    Income from operations   5,192       4,650    11.7%       10,556       8,689     21.5%

INTEREST EXPENSE               413         417    (1.0)%         845         766     10.3%
                         ---------   ---------    ----     ---------   ---------     ----
    Income before
        income taxes         4,779       4,233    12.9%        9,711       7,923     22.6%

PROVISION FOR INCOME TAXES   1,824       1,617    12.8%        3,715       3,039     22.2%
                         ---------   ---------    ----     ---------   ---------     ----
NET INCOME               $   2,955   $   2,616    13.0%    $   5,996   $   4,884     22.8%
                         =========   =========    ====     =========   =========     ====

NET INCOME PER
  COMMON SHARE           $    0.43   $    0.39(A) 10.3%    $    0.87   $    0.73(A)  19.2%
                         =========   =========    ====     =========   =========     ====
WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING      6,921       6,733                 6,915       6,731
                         =========   =========             =========   =========


(A) Reflects approximately $.05 per share related to certain one-time inventory purchase actions.

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Daisytek International Corporation
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            Daisytek International Corporation and Subsidiaries

                  Interim Consolidated Balance Sheet Data
                              (In Thousands)



                                                September 30,      March 31,
                                                    1996             1996
                                                 (Unaudited)

     Trade accounts receivable, net               $ 71,385         $ 69,169
     Inventories, net of Priority
        Fulfillment Services Division             $ 39,398         $ 44,358
     Inventories, Priority Fulfillment
        Services Division                         $  5,293         $    --
     Long-term debt, less current portion         $ 20,644         $ 16,419
     Shareholders' equity                         $ 59,008         $ 51,661


































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